SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) March 17, 1999


                       AMERICAN ACCESS TECHNOLOGIES, INC.
                       ----------------------------------
              (Exact name of registrant as specified in its charter


                        Florida                          59-3410234
                        -------                          ----------
          (State or other jurisdiction       (IRS Employer Identification No.
                                                       of incorporation)


         238 N. Westmonte Drive, #210, Altamonte Springs, Florida 32714

       Registrant's telephone number, including area code: (407) 865-7696

     Item 5. Other Events

         The litigation between the Registrant and Steve R. Jones has been resolved. Under the Settlement Agreement, the Registrant will receive no consultant agreement services from Mr. Jones and Mr. Jones will receive no compensation for such services. Mr. Jones will receive certain stock options from Registrant and will continue to be subject to the non- competition and confidentiality provisions of his consultant agreement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      AMERICAN ACCESS TECHNOLOGIES, INC.



  March 29, 1999                                 By:  s/Victor E. Murray
                                                 ----------------------------
                                                 Victor E. Murray, President





                                       2